Exhibit 10.18

EDGEN GROUP INC.

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of May 2, 2012, between Edgen Group Inc., a Delaware corporation (the “Company”) and Daniel D. Keaton (“Indemnitee”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 hereof.

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to any of the Company’s certificate of incorporation or revocation of any provision of the Company’s Bylaws or any change in the ownership of the Company or the composition of its board of directors (the “Board of Directors”)); and

WHEREAS, the indemnification rights provided to the Indemnitee pursuant to this Agreement are in addition to any rights for indemnification provided to the Indemnitee pursuant to the Company’s certificate of incorporation, Bylaws and any resolutions adopted pursuant thereto and to any indemnification rights to which Indemnitee may be entitled under the Delaware General Corporation Law (“DGCL”).

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as a director or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.           Definitions. For purposes of this Agreement:

(a) “Company Status” describes the status of a person who is or was a director, officer, manager, employee, agent, fiduciary or the like of the Company or of any other Enterprise.

(b) “Enterprise” shall mean the Company and any other limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, trade organization or other enterprise or organization that Indemnitee is or was serving or participating at the request of the Company as a manager, director, officer, employee, agent, fiduciary or the like. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent of whose equity interests are owned, directly or indirectly, by the Company, shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, consultants, witnesses and private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, responding or objecting to a request to provide discovery in, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise and (iii) Expenses incurred in connection with the Indemnitee’s pursuit of recovery under any directors’ and officers’ liability insurance policies maintained by the Company.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee (which for the avoidance of doubt are the subject of Sections 2 and 3). If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(d) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

(e) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by, against or in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise: (i) by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company, or otherwise by reason of his Corporate Status; or (ii) arising out of any claim for monetary relief against the Indemnitee in respect of any alleged breach of any fiduciary duty to the Enterprise, to the fullest extent permitted by applicable law, in each case whether or not serving or participating in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

(f) “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional or supplementary indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors.

2.           Agreement to Indemnify. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law as follows:

(a) Subject to the exceptions contained in Section 10(a)(ii) below, if Indemnitee was or is a party or a participant or is threatened to be made a party or a participant to any Proceeding (other than a Proceeding by or in the right of the Company) by reason of Indemnitee’s Company Status, Indemnitee shall be indemnified by the Company against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein.

(b) Subject to the exceptions contained in Section 10(a)(iii) below, if Indemnitee was or is a party or a participant or is threatened to be made a party or a participant to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Company Status, Indemnitee shall be indemnified by the Company against all Expenses incurred or paid by the Indemnitee in connection with such Proceedings.

3.           Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, at a minimum, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The foregoing provisions of this Section 3 are in addition to, and not in limitation of, any other rights of the Indemnitee under this Agreement, including, without limitation, under Section 2 and/or Section 6, granting the Indemnitee the right to be indemnified against, and/or receive an advancement of Expenses in respect of, any Proceeding in which the Indemnitee is unsuccessful, in whole or in part.

4.           Contribution.

(a) Whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby irrevocably waives and relinquishes any right of contribution they may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph (a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall promptly (but no later than five (5) days from receiving Indemnitee’s request for reimbursement) reimburse Indemnitee for such amount paid by Indemnitee.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by directors, officers, employees or other agents or representatives of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses (to the maximum extent permitted), in connection with any claim relating to an indemnifiable event under this Agreement.

5.           Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Company Status, a witness, or is asked to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6.           Advancement of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by applicable law to repay the amounts advanced (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Agreement.  This Section 6 shall not apply to any request for advancement relating to any claim for which indemnity is excluded pursuant to Section 10(a).  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding.

7.           Procedures for Making an Indemnification Claim.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Company’s Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee. Any indemnification claim made by the Indemnitee pursuant to this Agreement shall be paid by the Company within 30 days after the Company’s receipt of Indemnitee’s request for indemnification pursuant to this Agreement.

(b) Indemnitee shall have the right to defend any Proceeding.  The Company shall be entitled to monitor the defense of any Proceeding at its own expense with counsel of its own choosing but shall not be entitled to conduct the defense of any Proceeding or settle or participate in the discussion or negotiation of any settlement of any Proceeding.  In no event shall Indemnitee be required to waive, prejudice or limit any attorney-client privilege or work-product protection or other applicable privilege or protection. Indemnitee shall seek the Company’s consent to any settlement of any Proceeding where indemnification is sought hereunder for any amounts paid in settlement, and Indemnitee shall, subject to the preceding sentence, provide all information reasonably necessary for the Company to evaluate the proposed settlement. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld.  The Company’s prior written consent to any proposed settlement shall be deemed to have been given unless the Company notifies the Indemnitee of its objection thereto within ten (10) days after any written request for such consent.

(c) The Company may not, without the Indemnitee’s prior written consent, settle, support or agree not to contest any Proceeding, or consent to, support or agree not to contest the settlement of any Proceeding or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter, which would in any manner: (i) impose any penalty, limitation, restriction or requirement on the Indemnitee; (ii) include an admission of fault of, or adverse finding with respect to, the Indemnitee; (iii) not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee; or (iv) have the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder Indemnitee’s rights hereunder, including without limitation the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

8.           Remedies of Indemnitee.

(a) In the event that the Company breaches any of its obligations pursuant to this Agreement, Indemnitee shall be entitled to an adjudication in the Delaware Court of Chancery, or, solely in the event that the Delaware Court of Chancery declines jurisdiction, an appropriate state or federal court located in the State of Delaware, of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that the Company determines that Indemnitee is not entitled to indemnification pursuant to this Agreement, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the Company’s adverse determination.

(c) If the Company determines that Indemnitee is entitled to indemnification pursuant to this Agreement, it shall thereafter be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance (and within 30 days following the Indemnitee’s written request to the Company), any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) In any judicial proceedings brought pursuant to this Section 8, the Company shall have the burden of proving, by clear and convincing evidence, that the Indemnitee is not entitled to payment of indemnification and/or Expenses pursuant to this Agreement.

9.           Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification.

(a) The rights of indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or the bylaws of the Company, or the certificate of incorporation (or any similar governing documents) of any subsidiary of the Company, any other agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Company Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the certificate of incorporation of the Company, the Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The Indemnitee’s rights under this Agreement are present contractual rights that are fully vested upon Indemnitee’s first service as a director, officer, manager, employee, agent, fiduciary or the like of the Company or any other Enterprise.

(b) For the duration of Indemnitee’s service as a director, officer, manager, employee, agent, fiduciary or the like of the Company, and thereafter for so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Company Status, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of liability insurance providing coverage for directors and officers of the Company that are at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, managers, officers, employees, agents or fiduciaries of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action (including all action reasonably requested by Indemnitee) to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

10.           Exception to Right of Indemnification.

(a) Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(i) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of any of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; provided, however, that the exclusion in this Section 10(a)(i) shall not limit Indemnitee’s right to receive from the Company advancement of Expenses incurred by Indemnitee in such a proceeding; or

(ii) if indemnification is requested under Section 2(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee (A) failed to act (1) in good faith and (2) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, (B) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; provided, that if such court shall determine, upon application, that, despite such adjudication, but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification hereunder, the Indemnitee shall be entitled to such indemnification to the extent such court shall deem proper; or

(iii) if indemnification is requested under Section 2(b) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (A) Indemnitee failed to act (1) in good faith and (2) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (B) Indemnitee is liable to the corporation and such court has not determined that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, Indemnitee shall not be entitled to payment of Expenses hereunder unless the court in which such Proceeding was brought shall determine upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

(b) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, officers, employees, agents or representatives of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, manager, officer, employee, agent or representative of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 10(b) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, solely with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

11.           No Duplication of Payments. Subject to Section 9(c), the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaw (as now or hereafter in effect) or otherwise of the amounts otherwise indemnifiable hereunder. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee as a result of the Indemnitee’s Corporate Status with an Enterprise other than the Company shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

12.           Duration of Agreement; Successors and Assigns; Claims against Indemnitee.

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, manager, employee, agent, fiduciary or the like of the Company and/or the applicable Enterprise and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 8 hereof) by reason of his Company Status, whether or not he is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

(b) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

13.           Security. To the extent reasonably requested by Indemnitee, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

14.           Enforcement; Entire Agreement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

(b) Without limitation to the Certificate of Incorporation and the Bylaws of the Company, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

15.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

16.           Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

17.           Notice by Indemnitee. Indemnitee agrees to notify the Company in writing promptly upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise and shall not constitute a waiver or release by Indemnitee of any rights hereunder or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

18.           Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient if telecopied before 5:00 p.m. New York, New York time on a business day, and otherwise on the next business day, or (c) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid). All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

Edgen Group Inc.
18444 Highland Road
Baton Rouge, Louisiana 70809
Attention: Chief Executive Officer and General Counsel
Facsimile: (225) 756-7953

or to such other address as may have been furnished to Indemnitee by any of the Company or to any of the Company by Indemnitee, as the case may be.

19.           Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

20.           Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

21.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware applicable to contracts entered into and to be performed entirely within the State of Delaware by citizens of the State of Delaware, without giving effect to conflicts of laws provisions or any other principles or rules that would require or permit the application of the laws of any other jurisdiction.

22.           Submission to Jurisdiction; Waiver of Jury Trial. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court is unavailable, any state or federal court located in Wilmington, Delaware, as well as to the appellate jurisdiction of all courts to which an appeal may be taken from such courts, in any Proceeding, including the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement, (ii) agrees that all claims in respect of any such Proceeding shall be brought, heard and determined exclusively in such courts, (iii) agrees that such Proceeding has a reasonable relation to this Agreement, and to the relationship of the parties hereto with one another; (iv) waives and agrees not to assert any objection that it may now or hereafter have to the laying of venue of any Proceeding in any such court, (v) consents to the service of any and all process in any Proceeding by the mailing of copies of such process to such Person at its address specified herein or in any other manner permitted by applicable law, (vi) waives to the fullest extent permitted by applicable law any and all rights to a trial by jury in connection with any such Proceeding, (vii) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (viii) agrees that performance under this Agreement shall continue if reasonably possible during any such Proceeding.

23.           WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

24.           Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

25.           Assignment. Except as otherwise set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, without the prior written consent of all of the other parties hereto. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of their business and/or assets, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the date first above written.

COMPANY

EDGEN GROUP INC.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Chief Financial Officer

INDEMNITEE

/s/ Daniel D. Keaton
Name: Daniel D. Keaton
Address: